Exhibit 3.6

RESTATED AND AMENDED BY-LAWS
OF
CAPITAL CITY PRESS, INC.

ARTICLE I

ARTICLES OR ASSOCIATION

The name, location of the registered office, the registered agent, and the purposes and powers of the Corporation shall be as set forth in the Articles of Association and these By-Laws, the purposes and powers of the Corporation and of its directors and shareholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Association; and the Articles of Association is hereby made a part of these By-Laws.

All references in these By-Laws to the Articles of Association shall be construed to mean the Articles of Association of the Corporation as from time to time amended or restated.

ARTICLE II

SHAREHOLDERS

Section 1.  Annual Meeting.  An Annual Meeting of the Shareholders of the Corporation shall be held on such date, as shall be determined, from year to year, by the Chairman of the Board.  The Annual Meeting of the Shareholders may be held at such place, within or without of the State of Vermont, as shall be stated in the notice of meeting or in a duly executed waiver thereof.  The purpose of the Annual Meeting shall be to elect a Board of Directors and to transact such other business as may properly be brought before the meeting.

Section 2.  Special Meetings.  Special meetings of the Shareholders may be called by the Chairman of the Board.  Special meetings may be held at such place, and on such date and hour, as shall be stated in the notice of meeting or in a duly executed waiver thereof.

Section 3.  Notice of meeting:  waiver.  Written notice to the Shareholders of the place, date and hour at which an annual or special meeting is to be held shall be given personally, or telexed not less than ten (10) days prior to the meeting, by the Secretary at the direction of the Chairman of the Board, the President or the Board of Directors.  Notice of a special meeting shall state, in addition to the foregoing information, the purpose(s) for which it is called.  A written waiver of notice of a meeting, signed before or after the meeting by the Shareholders, shall be deemed equivalent to notice, provided that such waiver of notice is inserted in the corporate minute book.  Such a written waiver need not state the purpose of the meeting for which it waives notice.

Section 4.  Quorum.  A majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of business at all meetings of the Shareholders.

Section 5.  Action without a meeting.  Any action required or permitted to be taken at a meeting of the Shareholders of the Corporation may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the Shareholders, provided that such written consent is inserted in the corporate minute book.  Such written consent shall have the same force and effect as a vote of the Shareholders and may be stated as such in any articles or documents filed with the Secretary of State.

ARTICLE III

DIRECTORS

Section 1.  Board of Directors:  number, and terms.  The number of directors which shall constitute the Board of Directors shall be no less than three (3), unless the number of shareholders in the Corporation is less than three (3), in which case the number of directors may be as few as the number of

Shareholders, the exact number to be determined by the Shareholders at each annual meeting thereof, or at such other time as directors are elected by the shareholders.  The Board of Directors shall be elected annually by the Shareholders at the annual meeting thereof.  Each director shall hold office until his successor is elected or until his earlier resignation or removal.

Section 2.  Quorum and Voting.  A majority of the total number of directors shall constitute a quorum for the transaction of business.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of more than a majority of the directors is required by the articles of association, by statute or by these By-Laws.

Section 3.  Resignation.  Any director may resign at any time upon delivery of his resignation in writing to the Secretary or to the Board of Directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.

Section 4.  Consents.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent to such action in writing and the writing or writings are filed in the minute book of the Board.

Section 5.  Vacancies and newly-created directorships.  If any vacancies occur on the Board of Directors by reason of the death, resignation or removal from office of any director, a successor or successors shall be chosen by the Shareholders of the Corporation.  The directors so chosen shall hold office until the election of their successors at the next annual meeting of the Shareholders.

Section 6.  Place, time and notice of meetings.  The directors may hold meetings in such place or places, within and without the State of Vermont, as the Board of Directors may determine from time to time.  The Board of Directors shall meet each year immediately after the election of officers, and consideration of any other business that may properly some before the meeting.  No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.  Other meetings of the directors shall be held at the call of the Chairman of the Board or of the Secretary.  Notice of the date, time and place of directors’ meetings, except the annual organization meeting, shall be given to each director at least twenty-four (24) hours in advance of such meeting.  Such notice may be waived by a director in a writing signed either before or after the meeting for which such notice was required to be given, provided that such waiver of notice is inserted in the minute book, and shall be deemed waived by any director who attends the meeting for which such notice was required to be given, unless such attendance is for the express purpose of objecting to the holding of the meeting.  Notice of the later meeting need not be given to any director who attended a prior meeting at which such later meeting was duly called and the time, date and place thereof noticed.

Section 7.  Chairman of the meeting.  The Chairman of the Board, if present and acting, shall preside at all meetings; otherwise, a director chosen by a majority of the Board at the meeting shall preside.

Section 8.  Removal of directors.  One or more of the directors may be removed, with or without cause, by a vote of the Shareholders at any annual meeting or special meeting called for such purpose.  Any and all of the directors may also be removed with or without cause by a vote of the Shareholders at any annual meeting or special meeting called for such purpose.

ARTICLE IV

OFFICERS

Section 1.  Officers.  The officers of the Corporation shall consist of a Chairman of the Board, a President, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, and a Secretary and such other officers, including, without limitation, Vice-Presidents, Assistant Treasurers and Assistant Secretaries as the directors at their annual meeting or thereafter, from time to time, may elect or appoint.  The President, the Secretary and the Treasurer shall be elected annually by the directors at their annual meeting following the annual meeting of the Shareholders.  Other officers may be elected or appointed by the directors at such meeting or at any other time.  Each officer shall hold his office until his successor is elected or until his earlier death, resignation or removal.  Any officer may resign at any time upon delivering his resignation in writing to the Secretary or to the Board of Directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  The salaries of all officers shall be fixed from time to time by the Board of Directors.

Section 2.  Vacancies and newly created position.  Any vacancy occurring in any office of the Corporation by reason of death, resignation, removal of an office or otherwise, shall be filled by the Board of Directors in the same manner as provided for ordinary elections of officers by directors, and an officer so chosen shall hold office until the next regular election for that office, or until earlier death, resignation or removal.

Section 3.  Chairman of the Board.  The Chairman of the Board shall be the Chief Executive Officer of the Corporation.  It shall also be the duty of the Chairman of the Board to preside at all meetings of the Shareholders and all meetings of the Board of Directors.

Section 4.  President.  The President of the Corporation shall have such powers and duties as shall be assigned to him by the Chairman of the Board.

Section 5.  Vice President.  The Vice President(s) of the Corporation shall have such powers and duties as shall be assigned to him by the Chairman of the Board of the Corporation, or directly by the Board of Directors of the Corporation.

Section 6.  Treasurer and Assistant Treasurers.   The Treasurer shall, subject to the direction and under the supervision of the directors, have general charge of the financial concerns of the Corporation; care and custody of the funds and valuable papers of the Corporation, except his own bond; authority to pay or cause to be paid all dividends voted by the Board of Directors; and shall keep, or cause to be kept, accurate books of account, which shall be the property of the Corporation.  Any Assistant Treasurer shall have such powers and duties as the Treasurer may delegate to him.

Section 7.  Secretary.  The Secretary shall, in addition to any duties imposed upon him by virtue of his office pursuant to Vermont law, the Articles of Association or these By-Laws, keep an attested copy of the Articles of Association and amendments thereto, and of these By-laws with a reference on the margin of said By-laws to all amendments thereof, all of which documents and books shall be kept at the registered office of the Corporation or at the office of the Secretary.  Any Assistant Secretary shall have such powers and duties as the Secretary shall delegate to him.

Section 8. Other powers and duties.  Subject to these By-laws, each officer shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as the Chairman or the Board of Directors of the Corporation may from time to time delegate to him.

ARTICLE V

SHARES OF STOCK

Section 1.  Amount authorized.  The amount of the authorized capital stock and the par value, if any, of the shares authorized shall be as fixed in the Articles of Association.

Section 2.  Transfer.  Subject to the restrictions, if any, stated or noted on the certificates or any applicable shareholders’ agreement, shares may be transferred on the books of the Corporation by the surrender to the Corporation of the certificate properly endorsed by the registered holder or by his duly authorized attorney pursuant to a written power of attorney properly executed.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1.  Fiscal year.  Except as from time to time otherwise determined by the directors, the fiscal year of the Corporation shall end on the last Saturday of October each year, but not later than October 31.

Section 2.  Seal.  The seal of the Corporation shall be the existing seal of the Corporation.

Section 3.  Registered Office and Registered Agent.  The address of the registered office of the Corporation and the name of the registered agent shall be as set forth in the Articles of Association.  The records of the Corporation including its stock transfer book and minute book, shall be kept at the office of the Secretary of the Corporation.

Section 4.  Agents.  The Board of Directors may appoint agents of the Corporation possessing authority as broad as is not inconsistent with these By-laws or applicable law.

Section 5.  Voting of shares in other Corporations.  The Chairman of the Board of the Corporation shall be authorized to waive notice of and act as proxy or attorney in fact for this Corporation (with or without power of substitution), at any meeting of Shareholders of any other Corporation or organization, the securities of which may be held by this Corporation.

Section 6.  Amendments.  These By-laws may at any time be repealed, altered or amended by majority vote of the Board of Directors of the Corporation.

ARTICLE VII

NOTES, CHECKS, DRAFTS AND CONTRACTS

Section 1.  Notes, checks and drafts.  The notes, checks and drafts of the Corporation shall be signed by such person or persons as the Board of Directors may from time to time designate and, in the absence of such designation, by the Treasurer.

Section 2.  Contracts.  Contracts of the Corporation shall be executed by such person or persons as may be specifically designated by the Board of Directors and, in the absence of such designation, by the President.

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

Section 1.  Indemnification Policy.  The Corporation shall indemnify its directors and corporate officers (hereinafter in this Article VIII referred to as “Covered Persons”) against any liability incurred by any of them in their capacity as such, to the full extent permitted by the laws of Vermont, in accordance with the following provisions.

Section 2.  Third Party Suits.  The Corporation shall indemnify any Covered Person who was or is a party or is threated to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such Covered Person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with such action, suit or proceeding if such Covered Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such Covered Person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Covered Person did not act in good faith and in a manner which such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe such Covered Person’s conduct was unlawful.

Section 3.  Derivative actions.  The Corporation shall indemnify such Covered Persons who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with the defense or settlement of such action or suit if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such Covered Person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 4.  Payment in Advance.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 5.  Non-exclusivity.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of Shareholders or disinterested directors or otherwise, both as to action in such Covered Person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.  Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Covered Person and incurred by such Covered Person in any such capacity, or arising out of such Covered Person’s status as such, whether or not the Corporation would have the power to indemnify such Covered Person against such liability under the provision of this Article VIII.